UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 30, 2023

Summit Therapeutics Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-36866	37-1979717
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2882 Sand Hill Road, Suite 106, Menlo Park, CA		94025
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: +44 (0) 1235 443 939

Not applicable
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common stock, $0.01 par value per share	SMMT	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On January 30, 2023, Summit Therapeutics Inc. (the “Company”) issued a press release announcing that the Board of Directors of the Company (the “Board”) had set the record date for the Company’s previously announced rights offering, which will be available to its stockholders of record as of the close of business on February 6, 2023. The rights offering will be made through the distribution of non-transferable subscription rights to purchase up to 476,190,476 shares of the Company’s common stock, par value $0.01 (the “Common Stock”), at a price per share equal to the lesser of (i) $1.05 per share, or (ii) the volume weighted-average price of the Common Stock for the five consecutive trading days through and including the expiration date of the offering, currently contemplated to be March 1, 2023. Assuming that the rights offering is fully subscribed, the Company expects to receive gross proceeds of up to $500 million, less expenses related to the rights offering.

The rights offering will include an over-subscription right to permit each rights holder that exercises its basic subscription rights in full to purchase additional shares of Common Stock that remain unsubscribed at the expiration of the offering. The availability of the over-subscription right will be subject to certain terms and conditions to be set forth in the offering documents. Robert W. Duggan, Chairman, Chief Executive Officer, and the beneficial owner of approximately 78.1% of Summit’s Common Stock prior to this rights offering, and Dr. Maky Zanganeh, Co-Chief Executive Officer, President, a member of the Board of Directors, and the beneficial owner of approximately 6.0% of the Company’s Common Stock prior to this rights offering, have each indicated that they intend to participate in the rights offering for at least the full amount of their basic subscription rights, but have not made any formal binding commitment to participate.

A copy of the press release related to the matters set forth herein is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
99.1	Press Release, dated January 30, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SUMMIT THERAPEUTICS INC.

Date: January 30, 2023	By:	/s/ Ankur Dhingra
Chief Financial Officer
(Principal Financial Officer)